EXHIBIT  10  (v)
================

     Agreement  for  the  Acquisition  of  Two  Beijing Companies

Party  A:   Asian  Star  Development,  Inc.

Party  B:  GE  Lin  Tao

Based on friendly discussion, the aforementioned parties have agreed to form a company in Hong Kong to acquire Super Shopping Channels Ltd. (referred to hereafter as Company A) and Beijing Kinetic Sales Network Limited (referred to hereafter as Company B), and reached the following agreement:

(1) The Hong Kong company shall be formed by the two parties. Party A shall put in 10 million yuan RMB or an equivalent amount in foreign currency and shall have a 75%
     share.  Party  B  shall  have  a  25%  share.

(2) Party B shall be responsible for acquiring 100% of the shares of Company A and
     Company B. Company A needs 10 million yuan RMB and Company B needs 8 million yuan RMB. Party A shall top up funds required for the acquisition through  a
     loan to the Hong Kong company. Company A and Company B shall be responsible for developing such investment projects as the 6-12 Convenient Store Chain
(in
     cooperation with the CCG and the Chinese People's Political Consultative conference), merchandise delivery, and Shandong Winery, etc

(3)  Party  A now puts in a deposit of 300,000 yuan RMB as a token of sincerity.

(4) Party B must have the contracts for the 6-12 Convenient Store Chain and the Shandong Winery projects ready within 90 days following the signing of this agreement. Should there be any discrepancies between the contracts and this agreement, Party A shall have the right to demand a refund of the said deposit  from
     Party  B.

(5)  Both  parties  shall  each  retain  a  copy  of  this  agreement.

Party  A:  Asian  Star  Development,  Inc.       Party  B:  GE  Lin  Tao
Representative:  LIN  Ding  Bo                   Representative: GE Lin Tao
Signature:  [Signed]  LIN  Ding  Bo              Signature: [Signed] GE Lin Tao
Date:  September  10,  1998                      Date:  September  10,  1998